UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 23, 2009

HYDROGEN ENGINE CENTER, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50542	82-0497807
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2502 East Poplar Street, Algona, Iowa 50511
(Address of principal executive offices)

Registrant's telephone number, including area code: (515) 295-3178

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

*Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Ted Hollinger, the Company’s founder, has accepted appointment as a member of the Boards of Directors for HEC Nevada and HEC Iowa.  He has also been elected Chairman of each of the Boards.  Mr. Hollinger is returning to the Boards following a three-month absence occasioned by his resignation in November 2008 for health reasons,   A brief biography for Mr. Hollinger can be found in the Company’s Proxy Statement on Schedule 14A filed with the Commission on April 29, 2008.

David McManamy has resigned from the Board effective February 23, 2009.  Mr. McManamy held the position of Interim Chairman of the Boards of HEC Iowa and HEC Nevada during the period of Mr. Hollinger’s absence.  Ted Hollinger and the other Board members, accepted his resignation with regret, expressing their sincere appreciation for the talent, dedication and effort given by Mr. McManamy to HEC during his tenure as a Director and Interim Chairman.

SIGNATURES

Pursuant to the  requirements  of the  Securities  Exchange  Act of  1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYDROGEN ENGINE CENTER, INC.
   (Registrant)

   By: /s/ Michael Schiltz

   Name:  Michael Schiltz
   Title:  Acting President

Date:  February 25, 2009